Exhibit 99.1

Independent Auditors’ Report

Ironworks Consulting, L.L.C.

Richmond, Virginia

We have audited the accompanying balance sheets of Ironworks Consulting, L.L.C. as of December 31, 2010 and 2009, and the related statements of operations and changes in members’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ironworks Consulting, L.L.C. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

BDO USA, LLP

June 8, 2011

Ironworks Consulting, L.L.C.

Balance Sheets

December 31,	2010	2009

Assets

Current
Cash and cash equivalents	$892,603	$4,201,112
Accounts receivable, net of allowance for doubtful accounts of $150,000 (Note 3)	7,312,318	8,527,742
Prepaid and other	479,087	23,979

Total current assets	8,684,008	12,752,833

Property and equipment, net (Note 1)	1,336,849	745,927

Other assets
Intangible assets, net (Note 2)	155,841	224,679
Other assets (Note 2)	—	171,130

	$10,176,698	$13,894,569

Liabilities and Members’ Capital

Current liabilities
Line of credit (Note 3)	$2,000,000	$—
Accounts payable and other	828,335	1,579,719
Accrued distributions to members	—	2,371,943
Deferred revenue	295,503	—
Current maturities of notes payable (Note 4)	127,554	121,074

Total current liabilities	3,251,392	4,072,736

Notes payable, less current maturities (Note 4)	1,289,640	1,417,195
Deferred rent	339,866	41,544

Total liabilities	4,880,898	5,531,475

Commitments and contingencies (Note 5)

Members’ capital	5,295,800	8,363,094

	$10,176,698	$13,894,569

See accompanying independent auditors’ report and notes to financial statements.

Ironworks Consulting, L.L.C.

Statements of Operations and Changes in Members’ Capital

Year Ended December 31,	2010	2009

Revenue	$46,581,649	$44,426,128

Cost of services	28,185,474	26,857,775

Gross profit	18,396,175	17,568,353

Selling, general & administrative	7,694,928	6,751,367

Operating income	10,701,247	10,816,986

Other income (expense)
Interest income	10,429	13,016
Interest expense	(82,593)	(85,080)
Loss on sale of asset	(54,161)	—

Total other income (expense)	(126,325)	(72,064)

Net income	10,574,922	10,744,922

Distributions	(13,642,216)	(8,070,211)

Members’ capital, beginning of year	8,363,094	5,688,383

Members’ capital, end of year	$5,295,800	$8,363,094

See accompanying independent auditors’ report and notes to financial statements.

Ironworks Consulting, L.L.C.

Statements of Cash Flows

Year Ended December 31,	2010	2009

Operating activities

Reconciliation of net income to cash provided by operating activities
Net income	$10,574,922	$10,744,922
Depreciation and amortization	338,226	302,245
Loss on sale of assets	54,161	—
Changes in assets and liabilities:

Accounts receivable	1,215,424	(2,642,720)

Prepaid and other assets	(455,108)	201,003
Accounts payable and other	(751,385)	854,777
Deferred rent	298,322	(17,827)
Deferred revenue	295,503	(329,841)

Cash provided by operating activities	11,570,065	9,112,559

Investing activities

Proceeds from sale of property and equipment	79,250	—
Purchase of property and equipment	(993,721)	(186,734)

Cash absorbed by investing activities	(914,471)	(186,734)

Financing activities

Proceeds from line of credit	2,000,000	—

Payments on notes payable	(121,074)	(114,920)
Distributions	(15,843,029)	(6,956,481)

Cash absorbed by financing activities	(13,964,103)	(7,071,401)

Net increase (decrease) in cash and cash equivalents	(3,308,509)	1,854,424

Cash and cash equivalents, beginning of year	4,201,112	2,346,688

Cash and cash equivalents, end of year	$892,603	$4,201,112

Supplemental Cash Flow Information
Interest paid	$82,593	$85,080
Interest received	$10,429	$13,016

Non-Cash
Distribution of other assets (Note 2)	$171,130	$—

See accompanying independent auditors’ report and notes to financial statements.

Ironworks Consulting, L.L.C.

Summary of Accounting Policies

Nature of Business

Ironworks Consulting, L.L.C. (the “Company”) provides professional consulting services in three primary areas: Business & IT Alignment, Portal & Content Management, and Interactive.

Revenue Recognition

The bulk of the Company’s revenues are from contracts for consulting services with fees based on time and materials with revenues recognized as the services are performed and amounts are earned. The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is reasonably assured.

The Company recognizes revenues from its fixed-price consulting contracts using the proportionate performance model. The Company’s proportionate performance model of accounting is used to calculate revenue based on the percentage of labor incurred to estimated total labor. This method is used because reasonably dependable estimates of the revenues and costs applicable to various stages of an arrangement can be made, based on historical experience and milestones set in the contract.

Revenue includes reimbursements of travel and out-of-pocket expenses with equivalent amounts of expense recorded in other direct contract expenses. In addition, the Company generally enters into relationships with subcontractors where it maintains the principal relationship with the customer. In such instances, subcontractor costs are included in revenue with offsetting expenses recorded in other direct contract expenses.

Unbilled revenue consists of recognized recoverable costs and accrued profits on contracts for which billings had not been presented to clients as of the balance sheet date. Management anticipates that the collection of these amounts will occur within one year of the balance sheet date. There was no unbilled revenue at December 31, 2010 and 2009. Billings in excess of revenue recognized for which payments have been received are recorded as deferred revenue until the applicable revenue recognition criteria have been met.

Cash and Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property, equipment, and related improvements are recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives for computer equipment, furniture and fixtures with estimated useful lives ranging from 5 to 7 years. Leasehold improvements and computer software are depreciated on a straight line basis ranging from 3 to 7 years based on estimated useful lives.

Ironworks Consulting, L.L.C.

Summary of Accounting Policies (continued)

Intangible Assets

Intangible assets that have finite useful lives are amortized over their estimated economic useful lives. Intangible assets that have indefinite useful lives are not amortized but are tested at least annually for impairment. Intangible assets are considered impaired if the fair value of the intangible assets is lower than cost. The fair value of intangible assets is determined based upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset, or upon estimated replacement cost. See further discussion of intangible assets at Note 2 to these financial statements.

Cost Method Investment

The Company had an 18% ownership interest in a private company whereby the Company did not have the ability to exercise significant influence at December 31, 2009. This investment was being carried at cost of $118,000 at December 31, 2009. During 2010, the investment was distributed to the owners of the Company.

Income Taxes

The Company has elected for income tax purposes to be treated as a partnership and, consequently, the members will report their proportional share of income or loss of the Company on their personal income tax return.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, notes payable, accrued expenses, unbilled and deferred revenue approximate their respective fair values.

Equity Based Compensation

The Company has a performance interest incentive plan which is accounted for as a variable plan and calls for liability treatment under ASC-710. See further discussion at Note 5 to these financial statements.

Ironworks Consulting, L.L.C.

Summary of Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company invests its cash and cash equivalents into high credit quality security instruments. At certain times, the Company’s cash and cash equivalents may be in excess of the FDIC insurance limit. All of the Company’s U.S. non-interest bearing cash balances were fully insured at February 28, 2011 due to a temporary U.S. federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of U.S. insurance for eligible accounts. Beginning in 2013, U.S. insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company’s non-interest bearing cash balances may again exceed federally insured limits.

For the years ended December 31, 2010 and 2009, one customer represented approximately 26% of the Company’s total revenue in both years. The Company had accounts receivable from this customer of $1,317,880 and $2,586,840 at December 31, 2010 and 2009, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s receivables primarily result from credit sales to customers. The Company does not require collateral and payment is generally received within thirty to ninety days from the date service is provided.

The Company provides an allowance for doubtful accounts for estimated losses resulting from inability of customers to make required payments. The Company takes into consideration credit quality of customers, the aging of receivables, specific customer risks and historical write-off experience.

Subsequent Events

The Company evaluates events that have occurred subsequent to the financial statement date for required potential recognition and disclosure if necessary. Subsequent events were considered through June 8, 2011, the date the financial statements were available for issue.

Recent Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”) which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009. Early adoption is prohibited. The adoption of this standard did not have a material effect on the financial statements.

Ironworks Consulting, L.L.C.

Notes to Financial Statements

1.	Property and Equipment

Property and equipment consist of the following:

December 31,	2010	2009

Computer equipment and software	$750,351	$1,060,346
Furniture and fixtures	762,324	652,365
Leasehold improvements	308,196	78,073

	1,820,871	1,790,784

Accumulated depreciation	484,022	1,044,857

Net property and equipment	$1,336,849	$745,927

Depreciation expense related to property and equipment consists of the following:

December 31,	2010	2009

Amounts included in:
Cost of service	$148,333	$131,628
Selling, general and administrative expense	121,055	101,779

Total depreciation expense	$269,388	$233,407

2.	Other Assets

Intangible assets at December 31, 2010 and 2009 consist of customer lists and a non-compete agreement. The carrying value of customer lists at December 31, 2010 and 2009 is $0 and $51,321, net of accumulated amortization of $550,000 and $498,679, respectively. The carrying value of non-compete agreements at December 31, 2010 and 2009 is $155,841 and $173,358, net of accumulated amortization of $106,905 and $89,389, respectively.

Estimated amortization expense for these intangible assets is expected to be approximately $17,500 in each of the years ended December 31, 2011 through 2018, and $15,900 for the year ended December 31, 2019. The customer lists were amortized on an accelerated basis over a seven year estimated life and the non-compete is being amortized evenly over fifteen years per the terms of the agreements.

Ironworks Consulting, L.L.C.

Notes to Financial Statements (continued)

2.	Other Assets (continued)

Amortization expense consists of the following:

December 31,	2010	2009

Amounts included in:
Cost of service	$17,517	$17,517
Selling, general and administrative expense	51,321	51,321

Total amortization expense	$68,838	$68,838

The other asset balance of $171,130 at December 31, 2009 consists of a $118,000 cost method investment and a $50,000 note receivable plus accrued interest from a related party. Both assets were distributed to the members of the Company during 2010.

3.	Line of Credit

The Company has a $3,000,000 revolving line of credit with a bank secured by certain assets, primarily accounts receivable. The line of credit matures September 30, 2011. The outstanding balance at December 31, 2010 was $2,000,000. Interest is payable monthly on any outstanding balance at a variable rate based on one month LIBOR. The interest rate at December 31, 2010 was approximately 3.0%.

4.	Notes Payable

Notes payable relates to redemption of a former member’s ownership interest and had a balance of $1,417,195 and $1,538,269 as of December 31, 2010 and 2009. The note requires quarterly payments of $50,000 including imputed interest at 5.25% and is secured by assets of the Company. The note matures December 2019 with remaining maturities of the December 31, 2010 balance as follows: 2011 - $127,554, 2012 - $134,386, 2013 - $141,581, 2014 - $149,162, 2015 - $157,148, thereafter - $707,363.

5.	Commitments and Contingencies

The Company is obligated under operating leases for office space. Future minimum lease payments under these operating leases having initial or remaining noncancellable lease terms, including addendums beginning in 2010 are approximately as follows:

Year Ending December 31,	Amount

2011	$638,000
2012	625,000
2013	575,000
2014	540,000
2015 and thereafter	1,258,000

$3,636,000

Ironworks Consulting, L.L.C.

Notes to Financial Statements (continued)

5.	Commitments and Contingencies (continued)

Rent expense was approximately $751,000 and $675,000 for the years ended December 31, 2010 and 2009, respectively. Rent expense is recognized on a straight line basis over the entire term of the lease based on total payments required under leases.

The Company is subject to various legal claims in the ordinary course of business. In the opinion of management, none of these claims will have a material adverse effect on the financial statements.

The Company has a performance interest incentive plan (the “Plan”) established June 1, 2001 that entitles qualified employees to receive an interest in the Company. The Plan authorizes the issuance of 500,000 incentive units which equate to approximately 10% of the Company’s fair value upon redemption as defined by the Plan. As of December 31, 2010, 484,500 incentive units were outstanding and fully vested under the Plan. The incentive units are non-transferable, forfeited upon termination of employment, and provide no voting or any other member rights. The incentive units must be redeemed at fair value in either cash, membership interests, or equivalent equity at the sole discretion of the Board of Directors within 90 days of the occurrence and close of an initial public offering or sale of substantially all assets or membership interests of the Company to an outside party. No liability or expense has been recorded to date as of December 31, 2010 as no transaction has taken place nor has one been initiated that would cause management to assess the likelihood of the redemption of the incentive units as probable.

The Company offers a 401(k) and profit-sharing plan to eligible employees. The Company may make a discretionary contribution to the plan. Employees vest in Company contributions evenly over three years. The Company had contribution expense of approximately $250,000 and $232,500 for the years ended December 31, 2010 and 2009, respectively.

6.	Related Party Transactions

The Company paid approximately $463,000 and $256,000 to Fahrenheit Technology, Inc. during 2010 and 2009, respectively, for technology staffing. Fahrenheit Technology, Inc. is owned by one of the members of the Company.

On October 1, 2008, Ironworks entered into a loan agreement with U.S. Raceworks, LLC (Raceworks). Raceworks is owned by certain members of the Company. The note receivable from Raceworks bears a 5% interest rate and both principal and interest are payable upon demand. At December 31, 2009, the balance of this note receivable was $50,000 and was classified as long term as the Company had no intention of calling the note within twelve months. The note was distributed to the members of the Company during 2010. See Note 2 for further information.